ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement ("Assignment and Assumption Agreement") dated October 16, 2009 ("Signing Date") is by and among Regulus Group II LLC ("Assignee"), The Prudential
Insurance Company of America ("Prudential"), and First Tennessee Bank National Association ("Assignor").

WHEREAS, Assignor and Prudential are parties to an Amended and Restated Item Processing Agreement dated the 1st day of January, 2005, with an execution date as of December 20, 2007 (the
"Processing Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Processing Agreement;

WHEREAS, Assignor has informed Prudential that Assignor intends to assign all of its client contracts relating to remittance processing services provided at Assignor's facility in Louisville,
Kentucky to Assignee (the "Transaction"); and

WHEREAS, prior to Prudential recognizing the Transaction, including its ability to make payments to Assignee, Prudential requires that Assignor formally assign its rights, obligations and liabilities under the Processing Agreement to the Assignee and that Assignee formally assume all such rights, obligations and liabilities under the Processing Agreement.

NOW THERFORE, for a good and valuable consideration given and received, the parties agree as follows:

1.           Assignee will provide immediate written notice of the effective date of the Transaction (the "Effective Date") to Prudential.

2.           As of the Effective Date, Assignee hereby ratifies and assumes all of the rights, liabilities and obligations of Assignor under the Processing Agreement.

3.           As of the Effective Date, Assignee shall be substituted for Assignor under all of the terms and conditions of the Processing Agreement.

4.           As of the Effective Date, Assignor hereby acknowledges and agrees that (a) the Processing Agreement is valid, in full force and effect and binding upon Assignee in accordance with its terms; (b) no default or breach by Prudential has occurred as to any material term of the Processing Agreement; (c) Assignor assigns all rights, obligations and liabilities under the Processing Agreement to
Assignee; and (d) Assignor directs Prudential to make all payments for Services performed after the Effective Date to Assignee and, upon such payment, shall relieve Prudential of all responsibility to pay
Assignor.

5.           Nothing herein alters or relieves Assignor of its rights or obligations to Prudential prior to the Effective Date or in the event the Transaction does not take place.

6.           Assignee and Prudential agree that on the Effective Date, the Processing Agreement is amended to change all references in Section 2 of the Processing Agreement to "December 31, 2009" to
"December 31, 2010", all references in Section 2 of the Processing Agreement to "July 1, 2009" to "July 1, 2010", and the reference in Section 2 of the Processing Agreement to "November 1, 2009" to
'November 1, 2010".

7.           Assignee and Prudential agree that on the Effective Date, Section 5.1.5 of the Processing Agreement is deleted in its entirety and replaced with the following: "5.1.5 Convenience. Prudential may terminate the Processing Agreement for convenience at any time without penalty upon one hundred twenty (120) days prior written notice to Regulus Group II LLC; provided that any such notice may not be delivered before June 1, 2010."

8.           On the Effective Date, and until December 31, 2010, Assignee agrees to waive any fee increases under the Processing Agreement, notwithstanding the provision in Section 4.1 that provides for increases in the fees payable by Prudential based upon increases in the Consumer Price Index.

9.           On the Effective Date, and for the remainder of the term of the Processing Agreement, notwithstanding anything to the contrary in the Processing Agreement and without waiving any rights under the Processing Agreement, Assignee agrees to (i) maintain the Services at the Performance Standards using the same information technology processes and systems to provide the Services; and (ii)
not perform any Services from locations outside of the United States without prior approval from Prudential.

10.           From the Signing Date until November 15,2009, provided that such time period may be extended by Prudential if Prudential, after using reasonable efforts to complete the diligence referenced below, requires additional time to complete such diligence, Prudential, will complete the diligence referenced below. Assignee and Assignor agree to cooperate with and assist Prudential in any due diligence that Prudential performs, including but not limited to site visits, related to Prudential's assessment of the Assignee as provider of the Services. Such due diligence shall be conducted during normal business hours and Assignee and Assignor agree to accommodate. Prudential's reasonable requests for access to information and facilities; provided however, that neither Assignor nor Assignee shall be required to divulge to Prudential any confidential information of other customers serviced by Assignor or Assignee. Each party shall be responsible for its own costs in performing such due diligence investigation. In the event Prudential notifies Assignor and Assignee on or before November 15, 2009 that it has detected deficiencies in its assessment of Assignee as provider of the Services or in Assignee's processing sites, as determined in Prudential's sole discretion, Assignee will develop an action plan to address such deficiencies within an agreed upon mutual timeframe. Assignee shall not be permitted to relocate performance of the Services from Assignor's Processing Site until such deficiencies have been corrected in accordance with Assignee's action plan or Prudential has otherwise given its consent to
Assignee for the relocation.

11.           This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

12.           This Assignment and Assumption Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. Except as amended herein, the Processing Agreement shall remain in full force and effect.

13.           In the event the Effective Date does not occur by December 31, 2009, Prudential may declare this Assignment and Assumption Agreement null and void as of December 31, 2009, by providing notice to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused the Assignment and Assumption Agreement to be executed as of the day and year first above written.

Regulus Group II LLC                                                                           First Tennessee Bank National
Association

By: __________________________                                                                                     By: __________________________

Name: ________________________                                                                                     Name: ________________________

Title: _________________________                                                                                     Title: _________________________

The Prudential Insurance Company of America

By: _/s/________________________

Name: BA Connelly_______________

Title: ___SVP____________________

IN WITNESS WHEREOF, the parties hereto have caused the Assignment and Assumption Agreement to be executed as of the day and year first above written.

Regulus Group II LLC                                                                           First Tennessee Bank National
Association

By: __/s/________________________                                                                                     By: __________________________

Name: _Kathleen Hamburger________                                                                                     Name: ________________________

Title: _CEO & President___________                                                                                     Title: _________________________

The Prudential Insurance Company of America

By: __________________________

Name: ________________________

Title: _________________________

IN WITNESS WHEREOF, the parties hereto have caused the Assignment and Assumption Agreement to be executed as of the day and year first above written.

Regulus Group II LLC                                                                           First Tennessee Bank National
Association

By: __________________________                                                                                     By: __/s/________________________

Name: ________________________                                                                                     Name: _John C. Fox_______________

Title: _________________________                                                                                     Title: __EVP_______________________

The Prudential Insurance Company of America

By: __________________________

Name: ________________________

Title: _________________________